UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 26, 2025
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Certain Officers

On September 25, 2025, Constance von Muehlen, executive vice president and chief operating officer (“COO”) of Alaska Airlines, Inc., announced her intention to retire effective February 15, 2026. From November 3, 2025, to February 15, 2026, Ms. von Muehlen will serve as Advisor to the Alaska Airlines COO in order to support an orderly transition of operational responsibilities as Alaska Airlines and Hawaiian Airlines integration work proceeds.

(b) Appointment of Certain Officers and Compensatory Arrangements of Certain Officers

On September 25, 2025, the Alaska Airlines, Inc. Board of Directors elected Jason Berry executive vice president and COO effective November 3, 2025. The Board elected Ms. von Muehlen Advisor to the COO effective the same date. As COO, Mr. Berry will lead Alaska’s mainline operations and labor relations functions, as well as continuing to lead the company’s cargo division. He will step down from his role as president of Horizon Air Industries, Inc., the Company’s wholly-owned regional airline, to be succeeded by veteran Alaska Air Group leader Andrea Schneider. A copy of the press release announcing this election and related organization changes is attached as Exhibit 99.1 and is incorporated by reference.

Mr. Berry, age 48, has served as Horizon Air’s president since 2023. In addition to leading Horizon, Mr. Berry was elected an executive vice president of the Company in 2024, when he assumed responsibility for Alaska Airlines’ cargo division. A 30-year industry veteran, Mr. Berry previously served as Horizon’s senior vice president, operations and president of McGee Air Services, another Alaska Air Group entity. He also held leadership roles at Air Canada and Cargolux Airlines.

There are no arrangements or understandings between Mr. Berry and any other person pursuant to which Mr. Berry was appointed to serve as executive vice president and COO. There are no family relationships between Mr. Berry and any director or executive officer of the Company, and he has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangement with Mr. Berry

On September 25, 2025, in connection with Mr. Berry’s election as executive vice president and COO, the Compensation and Leadership Development Committee of the Company’s Board of Directors set his base salary of $525,000 and maintained his target annual cash incentive opportunity at 85% of base salary.

The Committee also set Mr. Berry’s long-term incentive award target under the Company’s 2016 Performance Incentive Plan at $1,600,000 (he received an annual equity award with grant date value of $1,250,000 in February 2025). The Committee will determine the specific value of Mr. Berry’s equity grant as part of its annual officer compensation review in February 2026.

ITEM 7.01. Regulation FD Disclosure.

On September 26, 2025, the Company issued a press release announcing the retirement of Constance von Muehlen on February 15, 2026, after a transitional assignment as Advisor to the Alaska Airlines COO and the succession of Jason Berry as Alaska Airlines’ executive vice president and COO effective November 3, 2025. The press release is furnished as Exhibit 99.1.

ITEM 9.01.  Financial Statements and Exhibits

Exhibit 99.1	Press release dated September 26, 2025
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: September 26, 2025

/s/ Kyle B. Levine
Kyle B. Levine
Senior Vice President, Legal, General Counsel and Corporate Secretary